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EXHIBIT 99.2

AMENDMENT TO
AMENDED AND RESTATED BYLAWS
OF CIBER, INC.

(Amendment adopted May 3, 2005)

1.
Article VII, Section 1 is hereby amended and restated in its entirety to read as follows:

Section 1. Certificated and Uncertificated Shares.

        Shares of the Corporation's stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman or a Vice Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile.

2.
Article VII, Section 6 is hereby amended and restated in its entirety to read as follows:

Section 6. Transfer of Shares.

        Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

CERTIFICATE OF SECRETARY OF
CIBER, INC.

The undersigned certified:

        That the undersigned is the duly elected and acting Secretary of CIBER, Inc., a Delaware corporation; and

        That the foregoing Amendment to the Amended and Restated Bylaws of CIBER, Inc. was duly adopted by the Board of Directors of CIBER, Inc., effective on the 3rd day of May, 2005.

/s/ MAC J. SLINGERLEND Mac J. Slingerlend Secretary

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AMENDMENT TO AMENDED AND RESTATED BYLAWS OF CIBER, INC. (Amendment adopted May 3, 2005)